Exhibit 99.3

Forward - Looking Information This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95, regarding the financial condition, results of operations, business plans and the future performance of BB&T that are based on the beliefs and assumptions of the management of BB&T and the information available to management at the time th at these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify thes e f orward - looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, amo ng other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;  disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. g ove rnment obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe;  changes in the interest rate environment and cash flow reassessments may reduce NIM and/or the volumes and values of loans ma de or held as well as the value of other financial assets held;  competitive pressures among depository and other financial institutions may increase significantly;  legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Fran k Act may adversely affect the businesses in which BB&T is engaged;  local, state or federal taxing authorities may take tax positions that are adverse to BB&T;  a reduction may occur in BB&T’s credit ratings;  adverse changes may occur in the securities markets;  competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully t han BB&T and may be subject to different regulatory standards than BB&T;  natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operation s o r the ability or willingness of BB&T’s customers to access the financial services BB&T offers;  costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expect ed;  expected cost savings or revenue growth associated with completed mergers and acquisitions may not be fully realized or reali zed within the expected time frames;  significant litigation could have a material adverse effect on BB&T;  deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expecte d ;  cyber - security risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect our business and fin ancial performance, or our reputation; and,  failure to implement part or all of the Company’s new ERP system could result in impairment charges that adversely impact BB& T’s financial condition and results of operations and could result in significant additional costs to BB&T  f ailure to execute on the Company’s strategic or operational plans, including the ability to successfully complete and/or inte gra te mergers and acquisitions, could adversely impact BB&T’s financial condition and results of operations. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this r eport. Actual results may differ materially from those expressed in or implied by any forward - looking statement. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forwar d - l ooking statements for any reason. Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with ac counting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non - GAAP” measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The c omp any believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performanc e without the impact of unusual items that may obscure trends in the company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they nece ssa rily comparable to non - GAAP performance measures that may be presented by other companies. Below is a listing of the types of non - GAAP measures used in this presentation:  Tangible common equity and related ratios are non - GAAP measures. The return on average risk - weighted assets is a non - GAAP measure . BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation .  The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adj ust ed to remove the impact of loans that are or were covered by FDIC loss sharing agreements. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to o the r periods presented or to other portfolios that were not impacted by purchase accounting.  Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amortizat ion of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measures in their analysis of the Corporation’s perfo rma nce. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significa nt gains and charges.  Return on average tangible common shareholders’ equity is a non - GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization . This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the impact of interest income and fun ding costs associated with loans and securities acquired in the Colonial acquisition. BB&T’s management believes that the exclusion of the generally higher yielding assets acquired in the Colonial acquisition from the cal culation of net interest margin provides investors with useful information related to the relative performance of the remainder of BB&T’s earning assets .  The adjusted ratio of net charge - offs to average loans is a non - GAAP measure that adjusts net charge - offs to exclude the impact of net charge - offs associated with certain loan sales during the quarter ended September 30, 2014. BB&T’s management believes this adjustment increases comparability of period - to - period results and believes that investors may f ind it useful in their analysis of the Corporation.  The effective tax rate for the quarter ended June 30, 2015 has been adjusted to exclude the impact of certain adjustments. B B&T ’s management believes this adjustment increases comparability of period - to - period results and uses this measure to assess performance and believes investors may find it useful in their analysis of the Corporation. A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included in BB&T’s Second Quarter 2015 Quarterly Performance Summary, which is available on BB&T’s website at www.bbt.com.

3 3 2015 Second Quarter Performance Highlights 1 ▪ Net income totaled $454 million 2 in 2Q15 ▪ Diluted EPS totaled $0.62; or $0.69 excluding the non - cash loss on American Coastal and merger - related charges ▪ Fee income ratio improved to 46.3% vs. 45.8% in 1Q15 Earnings Loans ▪ Average loans grew 3.9% vs. 1Q15; or 7.8% excluding residential mortgage ▪ Growth led by C&I, Direct Retail, Sheffield and Regional Acceptance Strategic Highlights 1 Linked quarter growth rates are annualized, except credit metrics 2 Available to common shareholders Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Pr ior period information has been revised to conform to the current presentation ▪ Completed sale of American Coastal and significantly increased ownership in AmRisc ▪ Successfully closed and converted The Bank of Kentucky acquisition ▪ Received approval for Susquehanna acquisition with a planned August 1 st close; conversion expected in 4Q15 Revenues ▪ Revenues totaled $2.4 billion, up $23 million or 3.9% annualized compared to 1Q15 ▪ Revenues increased 1.3% vs. 2Q14  Driven by strength in mortgage banking and investment banking

4 4 Pre - Tax After Tax Diluted EPS Impact Non - cash loss on sale of American Coastal 1 $ (26) $ (34) $ (0.05) Merger - related and restructuring charges $ (25) $ (16) $ (0.02) Loss on early extinguishment of debt $ (172) $ (107) $ (0.15) Income tax adjustment N/A $ 107 $ 0.15 Selected Items Affecting Earnings ($ in millions, except per share impact) 1 As a result of the allocation of $49 million of non - deductible goodwill, the sale generated income tax expense of $8 million

5 5 Seasonally Stronger Loan Growth 1 ▪ Excluding Residential mortgage, loans grew 7.8% annualized ▪ Experienced robust loan growth vs. 1Q15 in several categories:  Sheffield, up 31.4% annualized  Direct Retail, up 12.6% annualized  C&I, up 10.6% annualized  Regional Acceptance, up 5.2% annualized ▪ Residential mortgage balances declined due to management’s continuing strategy to sell all conforming loan production 1 Excludes loans held for sale 2 Other l ending s ubsidiaries consist of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance $117.1 $118.6 $118.3 $118.8 $120.0 $112.0 $114.0 $116.0 $118.0 $120.0 $122.0 2Q14 3Q14 4Q14 1Q15 2Q15 Average Loans Held for Investment ($ in billions) C&I $ 42,541 $ 1,093 10.6% CRE – income producing properties 10,730 50 1.9 CRE – construction & development 2,767 33 4.8 Direct retail 8,449 258 12.6 Sales finance 10,517 19 0.7 Revolving credit 2,365 (20) (3.4) Residential mortgage 29,862 (565) (7.4) Other lending subsidiaries 2 11,701 383 13.6 Subtotal $ 118,932 $ 1,251 4.3% Acquired from FDIC 1,055 (101) (35.0) Total $ 119,987 $ 1,150 3.9% 2 Q15 Average Balance 2 Q15 v. 1Q15 $ Increase (Decrease) 2Q15 v. 1Q15 Annualized % Increase (Decrease) Average Loans Held for Investment ($ in millions) ▪ Management expects organic loan growth of 3% - 5% (6% - 8% excluding mortgage) on an annualized linked quarter basis in 3Q15 ▪ Acquisitions are expected to increase BB&T’s end of period loan balances to approximately $ 135 billion at 3Q15 and securities are expected to be approximately $43 billion ▪ 4Q15 loan growth expected to be seasonally slower

6 6 Improved Deposit Mix and Cost $129.6 $130.6 $130.3 $129.5 $131.9 0.26% 0.26% 0.25% 0.25% 0.24% 0.20% 0.25% 0.30% 0.35% 0.40% $100.0 $110.0 $120.0 $130.0 $140.0 2Q14 3Q14 4Q14 1Q15 2Q15 Total Interest-Bearing Deposit Cost ▪ Overall noninterest - bearing DDA growth vs. 1Q15 was 18.2% annualized  Excluding acquisitions, average noninterest - bearing deposits increased 13.7% ▪ Personal, business and public funds DDA growth totaled 12.8%, 15.3% and 8.8% respectively vs. 2 Q14 ▪ Average noninterest - bearing deposit mix was 31.5% in 2Q15 vs. 28.3% in 2Q14 ▪ Cost of interest - bearing deposits was 0.24% in 2Q15 vs. 0.26% in 2Q14 Average Total Deposits ($ in billions) $36.6 $38.1 $39.1 $39.7 $41.5 $31.0 $34.0 $37.0 $40.0 $43.0 2Q14 3Q14 4Q14 1Q15 2Q15 Average Noninterest - Bearing Deposits ($ in billions) Noninterest - bearing deposits $ 41,502 $ 1,801 18.2% Interest checking 20,950 327 6.4 Money market & savings 53,852 2,208 17.1 Subtotal $ 116,304 $ 4,336 15.5% Time deposits 14,800 (2,200) (51.9) Foreign office deposits – Interest - bearing 764 201 143.2 Total deposits $ 131,868 $ 2,337 7.2% 2Q15 Average Balance 2Q15 v. 1Q15 $ Increase (Decrease) 2 Q15 v. 1Q15 Annualized % Increase (Decrease) Average Deposits ($ in millions)

7 7 Credit Quality Remains Excellent 1 ▪ NPAs declined 4.7% vs. 1Q15 ▪ Loans 90 days or more declined 7.9% vs. 1Q15 ▪ Loans 30 - 89 days or more increased 9.7% vs. 1Q15, primarily due to seasonality in our specialized lending businesses ▪ Including acquisitions, management expects 3Q15 net charge - offs to be in the range of 35 - 45 bps, reflecting normal retail seasonality ▪ Management expects NPA levels to remain stable for the foreseeable future 0.52% 0.50% 0.42% 0.40% 0.38% 0.00% 0.20% 0.40% 0.60% 0.80% 2Q14 3Q14 4Q14 1Q15 2Q15 Total Nonperforming Assets as a Percentage of Total Assets Annualized Net Charge - offs / Average Loans 1 Includes acquired from FDIC; excludes loans held for sale 2 Excludes $15 million of net charge - offs related to sale of loans consisting primarily of TDRs 0.41% 0.34% 0.48% 0.43% 2 0.33% 0.39% 0.00% 0.20% 0.40% 0.60% 0.80% 2Q14 3Q14 4Q14 1Q15 2Q15 Core Charge-offs Other Charge-offs

8 8 Allowance Coverage Ratios Remain Strong 3.28x 2.67x 3.21x 3.60x 3.71x 1.89x 1.92x 2.39x 2.45x 2.55x 0.00 1.00 2.00 3.00 4.00 5.00 2Q14 3Q14 4Q14 1Q15 2Q15 ALLL to Net Charge-offs ALLL to NPLs HFI ▪ Coverage ratios remain strong at 3.71x and 2.55x for the allowance to net charge - offs and NPLs, respectively ▪ Allowance includes total impact from the recent SNC review ▪ Including acquisitions, 3Q15 provision for credit losses is expected to increase $15 million - $ 30 million depending on actual losses and portfolio growth; the 4Q15 provision is expected to be $25 million - $40 million greater than 2Q15 depending on actual losses and portfolio growth ALLL Coverage Ratios

9 9 Net Interest Margin Declines 3.43% 3.38% 3.36% 3.33% 3.27% 3.22% 3.20% 3.20% 3.18% 3.16% 2.50% 3.00% 3.50% 4.00% 2Q14 3Q14 4Q14 1Q15 2Q15 Reported NIM Core NIM ▪ 2 Q15 NIM declined 6 bps vs. 1Q15 as a result of:  Runoff of assets acquired from the FDIC (4 bps)  Lower yields on new loans and other earning assets, offset by lower liability costs (2 bps) ▪ Including acquisitions, management expects core NIM to remain relatively stable in 3Q15 ▪ Including acquisitions, management expects GAAP margin to:  Increase approximately 4 - 6 bps in 3Q15 and an additional 4 - 6 bps in 4Q15  Resulting NIM expected to be in the mid 3.30s by year - end ▪ Maintain slight asset sensitivity due to balance sheet positioning Net Interest Margin 1 - 0.18% 0.99% 1.90% 2.55% 0.18% 0.81% 1.60% 2.23% -0.20% 0.80% 1.80% 2.80% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 03/31/15 Sensitivities as of 06/30/2015 Rate Sensitivities 1 Excludes assets acquired from the FDIC. See non - GAAP reconciliations included in the attached Appendix

Strong Fee Income

BB&T



Fee Income Ratio[1,3]
50.0%
45.0%
40.0%
44.7%
44.3%
46.2%
45.8%
46.3%
2Q14
3Q14
4Q14
1Q15
2Q15

- Insurance income declined $18 million vs. 1Q15 largely due to seasonality in employee benefits ($34 million) and the sale of American Coastal ($11 million)
- Mortgage banking income increased $20 million vs. 1Q15 primarily reflecting higher net mortgage servicing rights income and higher commercial mortgage fee income due to increased volumes
- Investment banking and brokerage fees and commissions increased $14 million vs. 1Q15 driven by increased capital markets activity
- Other income decreased $25 million vs. 1Q15 primarily due to the non-cash loss on the sale of American Coastal

Noninterest Income

($ in millions)

	2Q15	2Q15 v. 1Q15[2] Increase (Decrease)	2Q15 v. 2Q14 Increase (Decrease)
Insurance income	$ 422	(16.4) %	- %
Service charges on deposits	154	24.9	(2.5)
Mortgage banking income	130	72.9	51.2
Investment banking and brokerage fees and commissions	108	59.7	17.4
Bankcard fees and merchant discounts	55	40.1	1.9
Trust and investment advisory revenues	57	7.2	3.6
Checkcard fees	43	41.1	2.4
Operating lease income	30	13.8	50.0
Income from bank-owned life insurance	27	(40.1)	8.0
FDIC loss share income, net	(64)	(76.2)	(27.3)
Securities gains (losses), net	(1)	NM	NM
Other income[3]	58	(120.8)	(37.0)
Total noninterest income	**$ 1,019**	**8.9 %**	**6.4 %**

- Including acquisitions, management expects noninterest income to be flat to down 2% in 3Q15 and increase 3% - 5% vs. 2Q15 in 4Q15

1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP reconciliations included in the attached Appendix
2 Linked quarter percentages are annualized
3 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

10

Noninterest Expense Reflects Acquisitions, Merit Increase


Efficiency Ratio1,3
65.0%
60.0%
55.0%
50.0%
58.4%
58.7%
55.6%
58.5%
59.2%
2Q14
3Q14
4Q14
1Q15
2Q15

- Excluding the loss on early extinguishment of debt and merger-related charges, noninterest expenses increased $47 million, consistent with our guidance
- Personnel expense increased $34 million primarily due to higher production-related incentives, an increase in FTEs primarily due to acquisitions, annual merit increases, and higher equity-based compensation due to retirement eligibility
- 2Q15 effective tax rate was 13.8%; excluding the income-tax adjustment related to STARS, the effective tax rate was 32.2%; expect effective tax rate for 3Q15 and 4Q15 to be approximately 30%
- The acquisition of Texas branches and The Bank of Kentucky increased noninterest expense by approximately $9 million vs. 1Q15

Noninterest Expense

($ in millions)

	2Q15	2Q15 v. 1Q15[2] Increase (Decrease)	2Q15 v. 2Q14 Increase (Decrease)
Personnel expense	$ 864	16.4 %	6.8 %
Occupancy and equipment expense	166	(2.4)	(1.2)
Loan-related expense	37	(10.6)	(53.8)
Software expense	46	18.2	9.5
Professional services	35	183.8	2.9
Outside IT services	29	(13.4)	(6.5)
Regulatory charges	25	34.9	(16.7)
Amortization of intangibles	23	38.2	0.0
Foreclosed property expense	14	30.9	40.0
Merger-related and restructuring charges, net	25	NM	92.3
Loss on early extinguishment	172	NM	NM
Other expense	217	(3.7)	(26.2)
Total noninterest expense	**$ 1,653**	**65.2 %**	**7.8 %**

- Excluding the loss on debt restructuring and merger-related charges, management expects 3Q15 expenses to increase 3% - 5% and 4Q15 expenses to increase 6% - 8% vs. 2Q15 including acquisitions
- Merger-related charges are expected to total $60 million - $80 million for both 3Q15 and 4Q15

1 Excludes certain items as detailed in non-GAAP reconciliation section
2 Linked quarter percentages are annualized
3 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

11

Capital and Liquidity Strength



Common Equity Tier 1[1]
11.0%
10.0%
9.0%
10.2%
10.5%
10.6%
10.5%
10.4%
2Q14
3Q14
4Q14
1Q15
2Q15
Basel I
Basel III[2]

- BB&T's 2Q15 LCR was 118% vs. the minimum requirement of 90% by January 1, 2016
- BB&T's 2Q15 liquid asset buffer was 13.3% (high quality liquid assets as a percentage of total assets)
- The Bank of Kentucky and AmRisc/American Coastal transactions used approximately 0.2% in Common Equity Tier 1 capital
- The fully phased-in Common Equity Tier 1 ratio was 10.2%

1 Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented. The ratio for periods prior to 2015 is the Tier 1 common equity ratio, which was based on the definition used for the SCAP assessment. This ratio was a non-GAAP measure. BB&T's management used this measure to assess the quality of capital and believes that investors found the measure useful in their analysis of the Corporation. This capital measure was not necessarily comparable to similar capital measures that may be presented by other companies. Management believes this measure was fairly comparable to Common Equity Tier 1 capital, which is required under Basel III.

2 Under Transitional Approach

12

Community Banking Segment

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	2Q15	Inc/(Dec) vs 1Q15	Inc/(Dec) vs 2Q14
Net Interest Income	$ 736	$ 26	$ 8
Noninterest Income[1]	329	28	-
Provision for Credit Losses	11	(2)	(24)
Noninterest Expense[2]	685	17	8
Income Tax Expense	135	15	9
Segment Net Income	$ 234	$ 24	$ 15

Highlighted Metrics

($ in billions)

	2Q15	Change Link[3]	Change Like
CRE- Construction & Development	$2.8	5.8%	7.7%
Direct Retail Lending	$8.3	13.0%	10.5%
Noninterest Bearing Deposits	$36.8	15.6%	13.3%
Total Deposits	$110.6	9.6%	6.2%

Comments[3]

- Commercial production increased $326 million, or 10.4%, compared to 1Q15
- Direct Retail production increased $300 million, or 34.6%, compared to 1Q15
  - Driven by Home Equity Lines of Credit
- Revolving credit production increased $70 million, or 21.8%, compared to 1Q15
- Referral fee growth increased $31 million, or 90.9%, compared to 1Q15
  - Concentrated in Mortgage and Equipment Finance
- Successfully completed The Bank of Kentucky acquisition on June 19th
  - Conversion occurred over the weekend and branches opened as BB&T on June 22nd
- Acquisition and conversion efforts are continuing for Susquehanna close on August 1 and conversion in the 4th quarter

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production

13

Residential Mortgage Banking Segment

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	2Q15	Inc/(Dec) vs 1Q15	Inc/(Dec) vs 2Q14
Net Interest Income	$ 116	$ 7	$ (9)
Noninterest Income[1]	101	17	33
Provision for Credit Losses	3	15	4
Noninterest Expense[2]	98	(4)	(129)
Income Tax Expense	44	5	56
Segment Net Income	$ 72	$ 8	$ 93

Highlighted Metrics

($ in billions)

	2Q15	Change: Link[4]	Change: Like
Retail Originations	$2.2	28.9%	14.7%
Correspondent Purchases	$3.3	41.8%	18.2%
Total Production	$5.5	36.3%	16.7%
Loan Sales	$4.0	43.9%	29.6%
Loans Serviced for others (EOP)	$89.2	0.2%	0.7%

Comments[4]

- Increase in net interest income vs. 1Q15 was driven by higher average HFS loan balances and HFI credit spreads
- Fee income increase was primarily driven by a $13 million increase in MSR valuation adjustments
- The 2Q15 production mix was 53% purchase / 47% refinance vs. 44% / 56% in 1Q15
- Decrease in noninterest expense vs. 2Q14 was driven by earlier quarter adjustments related to FHA-insured mortgages and mortgage loan indemnifications
- Credit quality remained strong[3]:
  - 30+ day delinquency of 2.81%
  - Non accruals of 0.63%
  - Net charge-offs of 0.11%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on Loans Held for Investment
4 Linked quarter growth rates annualized except for production and sales

14

Dealer Financial Services Segment

BB&T

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	2Q15	Inc/(Dec) vs 1Q15	Inc/(Dec) vs 2Q14
Net Interest Income	$ 178	$ 3	$ 10
Noninterest Income[1]	-	-	-
Provision for Credit Losses	48	(13)	17
Noninterest Expense[2]	51	10	16
Income Tax Expense	30	2	(9)
Segment Net Income	$ 49	$ 4	$ (14)

Highlighted Metrics

($ in billions)

	2Q15	Change: Link[4]	Change: Like
Retail Loan Production	$ 1.3	4.9%	(23.9%)
Loan Yield	6.47%	0.01%	(0.54%)
Operating Margin[3]	71.35%	(5.2%)	(7.8%)
Net Charge-offs	1.26%	(0.32%)	0.10%

Comments[4]

- Continued to generate strong loan growth:
  - Average loans were up 6.1% for Dealer Finance (excluding dealer finance wholesale) and 10.1% for Regional Acceptance vs. 2Q14
- Dealer Finance launched a nondiscretionary dealer compensation program that went into effect July 1st
  - Provides a flat-fee dealer compensation program
  - Provides a competitive automobile financing program that eliminates pricing discretion at the point of sale
- Asset quality indicators continue to be positive:
  - Dealer Finance continues to exhibit strong performance compared to industry norms
  - Regional Acceptance continues to perform within management's risk appetite
- Regional Acceptance continues to expand their lending footprint:
  - Kansas City regional business center opened July 1st
  - Plans to open a regional business center in Northern Virginia later in the 3rd quarter

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

15

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	2Q15	Inc/(Dec) vs 1Q15	Inc/(Dec) vs 2Q14
Net Interest Income	$ 111	$ 6	$ 2
Noninterest Income[1]	74	10	23
Provision for Credit Losses	7	(12)	(6)
Noninterest Expense[2]	83	8	15
Income Tax Expense	25	7	6
Segment Net Income	$ 70	$ 13	$ 10

Highlighted Metrics

($ in billions)

	2Q15	Change: Link[4]	Change: Like
Loan Originations	$ 5.4	39.4%	28.8%
Loan Yield	4.22%	(0.14%)	(0.36%)
Operating Margin[3]	55.1%	(0.5%)	(2.4%)
Net Charge-offs	0.16%	(0.14%)	0.02%

Comments[4]

- Grandbridge delivered strong commercial mortgage banking results in 2Q15:
  - Loan production in 2Q15 was $2.0 billion vs. $1.1 billion in 2Q14
  - Average LHFI increased 65% vs. 2Q14
  - Commercial mortgage income up 56% vs. 2Q14
- Sheffield Financial's loan growth continues to be solid:
  - 2Q15 production increased 21.0% compared to 2Q14
  - Average loans increased 14.5% vs. 2Q14
- Strong production from Mortgage Warehouse Lending
  - Continued high usage under lines of credit commitments combined with commitment increases driven by new business and expansion of current relationships
  - 2Q15 production increased 108.3% compared to 2Q14

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

16

Insurance Services Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	2Q15	Inc/(Dec) vs 1Q15	Inc/(Dec) 2Q14
Net Interest Income	$ 1	$ (2)	$ (2)
Noninterest Income[1]	425	(17)	1
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	346	7	5
Income Tax Expense	27	(7)	(2)
Segment Net Income	$ 53	$ (19)	$ (4)

Highlighted Metrics

($ in millions)

	2Q15	Change: Link[4]	Change: Like
Noninterest Income	$ 425	(15.4%)	0.2%
Number of Stores[3]	197	(1)	2
EBITDA Margin[6]	23.2%	(3.4%)	(0.3%)

Comments[4]

- BB&T Insurance generated insurance revenue essentially flat to 2Q14:
  - 3.6% for Retail
  - (2.7%) for Wholesale
  - 0.2% for Total Insurance
- BB&T Insurance produced strong YTD new business growth vs comparable period 2014:
  - 13.6% for Retail
  - 17.4% for Wholesale[5]
- YTD same store sales growth of 2.4% vs prior period 2014
- Lower noninterest income vs. 1Q15 was driven by seasonality in employee benefits commissions and reduced direct P&C premiums resulting from the sale of American Coastal
- BB&T completed its sale of American Coastal Insurance Company, eliminating future underwriting risk and significantly increased its partnership interest in AmRisc
- BB&T Insurance completed the acquisition of strategic assets of NAPCO, LLC during 2Q, a leading independent wholesale broker of commercial property catastrophe insurance coverage

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and $6 million of one-time merger related charges from the AmRisc/American Coastal transaction
3 U.S. Locations
4 Linked quarter growth rates annualized except for production and sales
5 Excludes American Coastal & Crump Life
6 Excludes $6 million one-time merger related and restructuring charges

17

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	2Q15	Inc/(Dec) vs 1Q15	Inc/(Dec) vs 2Q14
Net Interest Income	$ 127	$ 6	$ 18
Noninterest Income[1]	215	11	22
Provision for Credit Losses	23	(1)	20
Noninterest Expense[2]	210	15	17
Income Tax Expense	41	1	2
Segment Net Income	$ 68	$ 2	$ 1

Highlighted Metrics

($ in billions)

	2Q15	Change Link[4]	Change Like
Average Loan Balances	$ 12.8	18.4%	25.9%
Average Deposits	$ 28.1	7.3%[5]	13.7%[5]
Total Invested Assets	$128.2	21.1%	9.4%
Invested Assets Noninterest Income ($ in millions)	$ 127.0	9.6%	4.1%
Operating Margin[3]	38.6%	(1.4%)	2.5%

Comments[4]

- Average loan and deposit growth was driven by:
  - Corporate Banking, which generated
    - 17.2% loan growth vs. 1Q15
    - 25.3% loan growth vs. 2Q14
  - BB&T Wealth, which generated
    - 29.8% loan growth and 10.0%[5] transaction deposit growth vs. 1Q15
    - 35.1% loan growth and 21.9%[5] transaction deposit growth vs. 2Q14
- Increase in noninterest income vs. 1Q15 and 2Q14 was driven by higher Capital Markets investment banking revenues, investment commission & brokerage fees, commercial loan fees and trust revenues
- BB&T Scott & Stringfellow opened an office in Dallas, TX
- Wealth Lending production increased 29.4% vs. 1Q15 and 40.4% vs. YTD 2014
- Wealth Lending had record production in 2Q15

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales
5 Adjusted to normalize inclusion of BB&T Wealth trust and other personal deposits residing in commercial products beginning in 1Q15

18

Summary of Acquisition Impact

BB&T

Earning Assets

- Acquisitions are expected to increase BB&T's 3Q15 end of period loan balances to approximately $135 billion and securities are expected to be approximately $43 billion
- 4Q15 loan growth will be seasonally slower

Credit

- Management expects 3Q15 net charge-offs to be in the range of 35-45 bps
- 3Q15 provision for credit losses is expected to increase $15 million - $30 million depending on actual losses and portfolio growth; the 4Q15 provision is expected to be $25 million - $40 million greater than 2Q15 depending on actual losses and portfolio growth

Net Interest Margin

- Management expects GAAP margin to:
  - Increase approximately 4-6 bps in 3Q15 and an additional 4-6 bps in 4Q15
  - Resulting NIM expected to be in the mid 3.30s by year-end

Noninterest Income

- Including acquisitions, management expects noninterest income to be flat to down 2% in 3Q15 and increase 3% - 5% vs. 2Q15 in 4Q15

Noncontrolling Interest

- The impact of the AmRisc investment will reduce noncontrolling interest expense in the range of $5 million to $15 million per quarter, depending on seasonality

Noninterest Expense

- Excluding the loss on debt restructuring and merger-related charges, management expects 3Q15 expenses to increase 3% - 5% and 4Q15 expenses to increase 6% - 8% vs. 2Q15
- Merger-related charges are expected to total $60 million - $80 million for both 3Q15 and 4Q15
- Management expects expenses to decline throughout 2016 to achieve targeted cost savings of 32%

19

20

21

Capital Measures[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	June 30 2015	March 31 2015	Dec. 31 2014	Sept. 30 2014	June 30 2014
Selected Capital Information					
Risk-based capital:	Basel III[4]		Basel I		
Common equity tier 1	$ 16,031	$ 15,755	N/A	N/A	N/A
Tier 1	18,633	18,320	$ 17,840	$ 17,402	$ 16,984
Total	21,905	21,654	21,381	21,281	20,270
Risk-weighted assets[2]	153,512	150,092	143,675	140,499	140,829
Average quarterly tangible assets	182,444	180,790	179,785	179,268	177,983
Risk-based capital ratios:					
Common equity tier 1	10.4%	10.5%	N/A	N/A	N/A
Tier 1	2.1	12.2	12.4%	12.4%	12.1%
Total	14.3	14.4	14.9	15.1	14.4
Leverage capital ratio	10.2	10.1	9.9	9.7	9.5
Equity as a percentage of total assets	13.2	13.1	13.0	13.0	12.7
Common equity per common share	$ 30.64	$ 30.48	$ 30.09	$ 29.98	$ 29.52
Selected non-GAAP Capital Information[3]					
Tangible common equity as a percentage of tangible assets	8.1%	8.0%	8.0%	7.9%	7.7%
Tangible common equity per common share	$ 20.21	$ 20.13	$ 19.86	$ 19.71	$ 19.21

1 Current quarter regulatory capital is preliminary
2 Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented
3 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.
4 Under transitional approach

22

Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	June 30 2015	March 31 2015	Dec. 31 2014	Sept. 30 2014	June 30 2014
Calculations of tangible common equity, tangible assets and related measures[2]:					
Total shareholders' equity	$ 25,132	$ 24,738	$ 24,377	$ 24,271	$ 23,931
Less:					
Preferred stock	2,603	2,603	2,603	2,603	2,603
Noncontrolling interests	52	96	88	76	85
Intangible assets	7,655	7,480	7,374	7,396	7,420
Tangible common equity	$ 14,822	$ 14,559	$ 14,312	$ 14,196	$ 13,823
Total assets	$ 191,017	$ 189,228	$ 186,834	$ 187,045	$ 188,043
Less:					
Intangible assets	7,655	7,480	7,374	7,396	7,420
Tangible assets	$ 183,362	$ 181,748	$ 179,460	$ 179,649	$ 180,623
Tangible common equity as a percentage of tangible assets	8.1%	8.0%	8.0%	7.9%	7.7%
Tangible common equity	$ 14,822	$ 14,559	$ 14,312	$ 14,196	$ 13,823
Outstanding shares at end of period (in thousands)	733,481	723,159	720,698	720,298	719,584
Tangible common equity per common share	$ 20.21	$ 20.13	$ 19.86	$ 19.71	$ 19.21

1 Current quarter regulatory capital is preliminary
2 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

23

Non-GAAP Reconciliations[1]

Efficiency and Fee Income Ratios[1]	Quarter Ended June 30 2015	March 31 2015	Dec. 31 2014	Sept. 30 2014	June 30 2014
Efficiency ratio - GAAP	69.8%	60.7%	58.3%	66.0%	65.6%
Effect of securities gains (losses), net	-	-	-	(0.1)	-
Effect of merger-related and restructuring charges, net	(1.1)	(0.5)	(0.7)	(0.3)	(0.6)
Effect of mortgage loan indemnification reserves	-	-	-	-	(1.4)
Effect of loss on sale of American Coastal	(0.8)	-	-	-	-
Effect of mortgage reserve adjustments	-	-	(1.1)	-	-
Effect of loss on early extinguishment of debt	(7.1)	-	-	(5.1)	-
Effect of franchise tax adjustment	-	-	0.6	-	-
Effect of FDIC loss share accounting	(0.1)	(0.1)	(0.1)	(0.3)	(0.2)
Effect of foreclosed property expense	(0.6)	(0.6)	(0.4)	(0.5)	(0.4)
Effect of FHA-insured mortgage loan reserve adjustment	-	-	-	-	(3.6)
Effect of amortization of intangibles	(0.9)	(1.0)	(1.0)	(1.0)	(1.0)
Efficiency ratio - reported	59.2%	58.5%	55.6%	58.7%	58.4%
Fee income ratio - GAAP	43.0%	42.5%	42.7%	40.7%	41.0%
Effect of loss on sale of American Coastal	0.6	-	-	-	-
Effect of securities gains (losses), net	-	-	-	0.1	-
Effect of FDIC loss share accounting	2.7	3.3	3.5	3.5	3.7
Fee income ratio - reported	46.3%	45.8%	46.2%	44.3%	44.7%

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

24

25 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without t h e impact of intangible assets and their related amortization. Non - GAAP Reconciliations 1 (Dollars in millions) Quarter Ended June 30 March 31 2015 Dec. 31 2014 Sept. 30 2014 June 30 2014 Return on Average Tangible Common Shareholders' Equity 2015 Net income available to common shareholders $ 454 $ 488 $ 551 $ 512 $ 424 Plus: Amortization of intangibles, net of tax 14 13 14 14 15 Tangible net income available to common shareholders $ 468 $ 501 $ 565 $ 526 $ 439 Average common shareholders' equity $ 22,210 $ 21,883 $ 21,895 $ 21,471 $ 21,159 Less: Average intangible assets 7,496 7,366 7,385 7,409 7,378 Average tangible common shareholders' equity $ 14,714 $ 14,517 $ 14,510 $ 14,062 $ 13,781 Return on average tangible common shareholders' equity 12.76% 14.00% 15.45% 14.83% 12.77% Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Pr io r period information has been revised to conform to the current presentation

Non - GAAP Reconciliations 1 Quarter Ended Reported net interest margin vs. core net interest margin June 30 2015 March 31 2015 Dec. 31 2014 Sept. 30 2014 June 30 2014 Reported net interest margin - GAAP 3.27% 3.33% 3.36% 3.38% 3.43% Adjustments to interest income for assets acquired from FDIC: Effect of securities acquired from FDIC (0.04) (0.06) (0.06) (0.06) (0.06) Effect of loans acquired from FDIC (0.08) (0.10) (0.11) (0.13) (0.16) Adjustments to interest expense: Effect of interest expense on assets acquired from FDIC 0.01 0.01 0.01 0.01 0.01 Core net interest margin 3.16% 3.18% 3.20% 3.20% 3.22% 26 1 BB&T management uses this measure to evaluate net interest margin, excluding the impact of assets acquired from FDIC and beli e ves this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Non - GAAP Reconciliations 1 Quarter Ended June 30, 2015 Adjusted Effective Tax Rate GAAP Tax Adj. Adjusted Income before income taxes $ 581 $ 581 Provision for income taxes 80 $ 107 187 Effective tax rate 13.8% 32.2% 27 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a g reater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. 2 Adjustment represents $15 million of net charge - offs recorded in connection with the mortgage loan sale in the quarter ended Sep tember 30, 2014. (Dollars in millions) As of / For the Quarter Ended Adjusted ALLL to Net Charge - offs Sept. 30, 2014 Net charge - offs (excluding covered) $ 142 Less: adjustment 2 (15) Net charge - offs, as adjusted $ 127 Average loans held for investment $ 118,564 Ratio of allowance for loan and lease losses to net charge - offs (excluding covered) 0.48% Ratio of allowance for loan and lease losses to net charge - offs, (excluding covered) as adjusted 0.43%